Filed Pursuant to Rule 424(b)(5),
Registration No. 333-268084

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 23, 2025

Preliminary Prospectus Supplement

(To Prospectus dated November 1, 2022)

$

$     % Notes due 20

$ 5.850% Notes due 2055

We are offering $    aggregate principal amount of notes in two series. We are offering $    aggregate principal amount of our notes due 20    (the “20  Notes”) and $   aggregate principal amount of our notes due 2055 (the “2055 Notes” and, together with the 20    Notes, the “Notes”).

The terms of the 2055 Notes, other than the issue date and the price to the public, will be identical to the terms of, and will be part of the same series as, the $750,000,000 aggregate principal amount of our 5.850% Notes due 2055, issued by us on March 27, 2025 (the “Existing 2055 Notes”). The 2055 Notes will have the same CUSIP number as, and will be fungible with, the Existing 2055 Notes and will trade interchangeably with the Existing 2055 Notes immediately upon settlement. Upon issuance of the 2055 Notes offered hereby, the aggregate principal amount of outstanding 5.850% Notes due 2055 will be $   .

The 20   Notes will bear interest at a rate of   % per year. Interest on the 20    Notes will be paid semi-annually in arrears on    and    of each year, beginning     , 20   . The 2055 Notes will bear interest at a rate of 5.850% per year. Interest on the 2055 Notes will be paid semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2025. Interest on the 2055 Notes offered hereby will accrue from and including March 27, 2025, the date of issuance for the Existing 2055 Notes.

The 20     Notes will mature on    , 20    . The 2055 Notes will mature on April 1, 2055.

At our option, we may redeem some or all of the Notes of either series at any time and from time to time at the applicable redemption price described herein.

Each series of the Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our senior unsecured obligations and will rank equally with all our other senior unsecured indebtedness from time to time outstanding.

Investing in the Notes involves risks. For a discussion of these risks, please refer to “Risk Factors” beginning on page S-7 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discount		Proceeds to Us Before Expenses
Per 20 Note(1)		%		%		%
Total 20 Notes(1)	$		$		$
Per 2055 Note(2)		%		%		%
Total 2055 Notes(2)	$		$		$

(1)	Plus accrued interest from June , 2025, if settlement occurs after that date.
(2)	Plus accrued interest from and including March 27, 2025, to but excluding the delivery date (totaling $ ), which will be paid by the purchasers of the 2055 Notes.

The 20   Notes will be a new issue of securities with no established trading market. The 2055 Notes will be a further issuance of, will be interchangeable with and will be consolidated and form a single series with, the Existing 2055 Notes. The Notes will not be listed on any securities exchange nor do we intend to seek their quotation on any automated dealer quotation system.

We expect that delivery of the Notes will be made to investors through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), on or about June      , 2025.

Joint Book-Running Managers

BMO Capital Markets	BNP PARIBAS	J.P. Morgan	PNC Capital Markets LLC	Scotiabank	US Bancorp

The date of this prospectus supplement is June     , 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, this prospectus supplement, describes the specific terms of this offering of the Notes and certain other matters relating to NiSource Inc. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. To the extent there is a conflict or inconsistency between the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us) shall control.

The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including certain exhibits to the registration statement, provides additional information about us and our Notes offered under this prospectus supplement and the accompanying prospectus. Specifically, we have filed with the Securities and Exchange Commission (“SEC”) and incorporated by reference, and may in the future file and incorporate by reference, certain legal documents that control the terms of our Notes offered by this prospectus supplement and the accompanying prospectus as exhibits to the registration statement, as described under “Description of the Debt Securities” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and certain of the documents incorporated by reference herein and therein contain, and any related free writing prospectus issued by us may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement under “Incorporation By Reference,” and any related free writing prospectus provided in connection with this offering before deciding whether to invest in any Notes offered by this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information, other than as described in the preceding sentence. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the Notes offered hereby. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates, and neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication to the contrary.

When we refer to “NiSource,” “we,” “our,” “ours” and “us” in this prospectus supplement under the heading “Forward Looking Statements” we mean NiSource Inc. and its subsidiaries, through which substantially all of NiSource Inc.’s operations are conducted. When such terms are used elsewhere in this prospectus supplement, we refer only to NiSource Inc., as the issuer of securities in this offering, and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided or the context otherwise requires.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include, “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “projects,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” “guidance,” “outlook,” and “continue,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

•

our ability to execute our business plan or growth strategy, including utility infrastructure investments, or business opportunities, such as data center development and related generation sources and transmission capabilities to meet potential load growth;

•	our ability to manage data center growth in our service territories;

•	potential incidents and other operating risks associated with our business;

•	our ability to work successfully with our third-party investors;

•	our ability to adapt to, and manage costs related to, advances in technology, including alternative energy sources and changes in laws and regulations;

•	our increased dependency on technology;

•	impacts related to our aging infrastructure;

•	our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses;

•	the success of our electric generation strategy;

•	construction risks and supply risks;

•	fluctuations in demand from residential and commercial customers;

•	fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demand;

•	our ability to attract, retain or re-skill a qualified, diverse workforce and maintain good labor relations;

•	our ability to manage new initiatives and organizational changes;

•	the performance and quality of third-party suppliers and service providers;

•

our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal (as defined in our Annual Report on Form 10-K for the year ended December 31, 2024), including any future associated impact from business opportunities such as data center development as those opportunities evolve;

•	potential cybersecurity attacks or security breaches;

•	increased requirements and costs related to cybersecurity;

•	the actions of activist stockholders;

•	any damage to our reputation;

•	the impacts of natural disasters, potential terrorist attacks or other catastrophic events;

•	the physical impacts of climate change and the transition to a lower carbon future;

•	our debt obligations;

S-iii

•	any changes to our credit rating or the credit rating of certain of our subsidiaries;

•	adverse economic and capital market conditions, including increases in inflation or interest rates, recession, or changes in investor sentiment;

•	economic regulation and the impact of regulatory rate reviews;

•	our ability to obtain expected financial or regulatory outcomes;

•	economic conditions in certain industries;

•	the reliability of customers and suppliers to fulfill their payment and contractual obligations;

•	the ability of our subsidiaries to generate cash;

•	pension funding obligations;

•	potential impairments of goodwill;

•	the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation;

•

compliance with changes in, or new interpretations of applicable laws, regulations and tariffs, including impacts of state and federal orders on our ability to carry out our business plan and growth strategy;

•	the cost of compliance with environmental laws and regulations and the costs of associated liabilities;

•	changes in tax laws or the interpretation thereof; and

•

other matters set forth in Part I, Item 1, “Business,” Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” of our most recent Annual Report on Form 10-K, and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of our subsequent Quarterly Reports on Form 10-Q, some of which risks are beyond our control.

For more information about the significant risks that could affect the outcome of these forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the sections titled “Risk Factors” in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, together with “Risk Factors” in this prospectus supplement. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through our website at http://www.nisource.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important business, financial and other information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that NiSource files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•

our Annual Report on Form 10-K for the fiscal year ended December  31, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 31, 2025 that are specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•	our Current Reports on Form 8-K filed on January 24, 2025, March 27, 2025 and May 13, 2025; and

•

any subsequent filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act and until the offering of Notes under this prospectus supplement is completed or terminated, other than, in each case, those documents or the portions of those documents which are furnished and not filed.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

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SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before purchasing the Notes. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the historical financial statements and notes to those financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as may be modified by our subsequent periodic reports, for more information about important risks that you should consider before investing in the Notes.

NISOURCE INC.

Overview. NiSource is an energy holding company whose primary subsidiaries are fully regulated natural gas and electric utility companies, serving approximately 3.8 million customers in six states. We derive substantially all of our operating income through these rate-regulated businesses, which are summarized for financial reporting purposes into two primary reportable segments:

•	Columbia Operations; and

•	NIPSCO Operations.

Business Strategy. Our business strategy focuses on providing safe and reliable service through our core,

rate-regulated, asset-based utilities, with the goal of adding value to all of our stakeholders. Our utilities continue to advance our core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across the six states in which we operate. Our goal is to develop strategies that (i) support long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) drive value and enable growth in an evolving energy ecosystem. These strategies focus on improving safety and reliability, enhancing customer experience, pursuing regulatory and legislative initiatives to increase accessibility for customers currently not on our gas and electric service, ensuring customer affordability and reducing emissions while generating sustainable returns.

Columbia Operations. Columbia Operations aggregates the results of the fully regulated and wholly owned subsidiaries of NiSource Gas Distribution Group, Inc. (a holding company that owns Columbia Gas of Kentucky, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Pennsylvania, Inc., and Columbia Gas of Virginia, Inc.). Each Columbia distribution company is an operating segment which we aggregate to form the Columbia Operations reportable segment. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, and Maryland. We operate approximately 37,200 miles of distribution main pipeline plus the associated individual customer service lines and 330 miles of transmission main pipeline located in our service areas. There were no significant disruptions to our system or facilities during 2024.

NIPSCO Operations. NIPSCO Operations aggregates the results of NIPSCO Holdings I, and its majority- owned subsidiaries, including Northern Indiana Public Service Company LLC (“NIPSCO”), in which we own an 80.1% indirect interest and which has both fully regulated gas and electric operations in northern Indiana. We distribute natural gas to approximately 0.9 million customers in northern Indiana through our subsidiary NIPSCO. We also generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 0.5 million customers in 20 counties in the northern part of Indiana and also engage in wholesale electric and transmission transactions. We own and operate generation assets as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio from coal-fired generation to lower-emission sources. We currently have seven owned renewable generation facilities in service: Rosewater Wind Generation LLC (“Rosewater”), Indiana Crossroads Wind Generation LLC (“Indiana Crossroads Wind”), Indiana Crossroads Solar Generation LLC (“Indiana Crossroads Solar”), Dunns Bridge I Solar Generation LLC (“Dunn’s Bridge I”), Cavalry Solar Generation Center (“Cavalry Solar”), Dunns Bridge II Solar Generation Center (“Dunns Bridge II”) and Fairbanks Solar Generation LLC (“Fairbanks Solar”). Rosewater went into service in December 2020 and Indiana Crossroads Wind went into service in December 2021. Indiana Crossroads Solar and Dunns Bridge I went into service in June 2023. Cavalry Solar went into service May 2024, Dunns Bridge II went into service in January 2025 and Fairbanks Solar went into service in May 2025. As of December 31, 2024, we had multiple PPAs that provide 600 megawatts of capacity, with contracts expiring between 2038 and 2040. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of approximately 3,000 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. We operate 66 transmission and 250 distribution substations, and own approximately 311,300 poles. Our generating facilities had no material unplanned interruptions during 2024.

NIPSCO participates in the Midcontinent Independent System Operator (“MISO”) transmission service and wholesale energy market. NIPSCO has transferred functional control of its electric transmission assets to MISO, and transmission service for NIPSCO occurs under the MISO Open Access Transmission Tariff. NIPSCO generating units are dispatched by MISO which takes into account economics, reliability of the MISO system and unit availability. During the year ended December 31, 2024, NIPSCO generating units, inclusive of its owned renewable generation facilities, were dispatched to meet 55.4% of its overall system load, and the remainder of the overall system load was procured through PPAs and the MISO market.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

THE OFFERING

The summary below describes the principal terms of this offering. Please read the following information concerning the offering in conjunction with the statements under “Supplemental Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes.

Issuer	NiSource Inc., a Delaware corporation

Securities Offered	$ aggregate principal amount of the 20 Notes.

$ aggregate principal amount of the 2055 Notes. The terms of the 2055 Notes, other than the issue date and the price to the public, will be identical to the terms of, and will be part of the same series as, the Existing 2055 Notes. The 2055 Notes will have the same CUSIP number as, and will be fungible with, the Existing 2055 Notes and will trade interchangeably with the Existing 2055 Notes immediately upon settlement. Upon the issuance of the 2055 Notes offered hereby, the aggregate principal amount of outstanding 5.850% Notes due 2055 will be $ .

Maturity Dates	The 20 Notes will mature on , 20 .

The 2055 Notes will mature on April 1, 2055.

Interest Rates	The interest rate on the 20 Notes will be % per annum.

The interest rate on the 2055 Notes will be 5.850% per annum.

Interest Payment Dates	Interest on the 20 Notes will be payable semi-annually in arrears on and of each year, beginning , 20 .

Interest on the 2055 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2025. Interest on the 2055 Notes will accrue from and including March 27, 2025, the date of issuance for the Existing 2055 Notes.

Optional Redemption	20 Notes

Prior to , 20 ( month(s) prior to the maturity date of the 20 Notes) (the “20 Notes Par Call Date”), we may redeem the 20 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 20  Notes matured on the 20  Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) applicable to the 20  Notes plus     basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 20 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 20 Notes Par Call Date, we may redeem the 20 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 20 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See the “Supplemental Description of the Notes—Optional Redemption—20 Notes” section of this prospectus supplement for more information.

2055 Notes

Prior to October 1, 2054 (six months prior to the maturity date of the 2055 Notes) (the “2055 Notes Par Call Date”), we may redeem the 2055 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2055 Notes matured on the 2055 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the 2055 Notes plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2055 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2055 Notes Par Call Date, we may redeem the 2055 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See the “Supplemental Description of the Notes—Optional Redemption—2055 Notes” section of this prospectus supplement for more information.

Ranking	The Notes will be senior, unsecured obligations of NiSource, ranking equally in right of payment with other unsecured senior indebtedness of NiSource. The Notes will be effectively subordinated to any future secured indebtedness of NiSource to the extent of the value of the related collateral securing such indebtedness. The Notes are NiSource’s obligations exclusively, and not the obligations of any of NiSource’s subsidiaries. Because NiSource is a holding company that derives substantially all of its income from its operating subsidiaries, the Notes will be structurally subordinated to the indebtedness and other liabilities and any preferred stock of its subsidiaries.

As of March 31, 2025, NiSource Inc. had outstanding approximately $13.4 billion aggregate principal amount of senior unsecured indebtedness and $1.0 billion aggregate principal amount of junior subordinated indebtedness, and NiSource’s operating subsidiaries had outstanding, in addition to other liabilities, approximately $584.8 million aggregate amount of indebtedness.

The indenture governing the Notes does not limit the amount of debt that NiSource or any of its subsidiaries may incur.

Limitation on Liens	Subject to certain exceptions, neither NiSource nor any subsidiary of NiSource, other than a utility, may issue, assume or guarantee any secured debt, except intercompany indebtedness, without also securing the Notes, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

Use of Proceeds	The aggregate net proceeds to us from the sale of the Notes, after deducting the underwriting discounts but before deducting our other fees and expenses related to this offering (and not including the amount of accrued interest paid by the purchasers of the 2055 Notes), will be approximately $ . We intend to use the aggregate net proceeds from the sale of the Notes for general corporate purposes, including to finance capital expenditures, for working capital and to repay existing indebtedness.

Affiliates of certain of the underwriters are lenders under our revolving credit facility. To the extent that we use the aggregate net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. The term of our revolving credit facility expires on February 18, 2027. In addition, certain of the underwriters are dealers under our commercial paper program. To the extent we use the aggregate net proceeds from this offering to repay notes issued under our commercial paper program and such sales agents hold such notes, such underwriters will receive proceeds from this offering.

See the “Use of Proceeds” section and the “Underwriting (Conflicts of Interest)—Conflicts of Interest” section of this prospectus supplement for more information.

Conflicts of Interest	Because some of the aggregate net proceeds of this offering may be used to repay amounts outstanding under our revolving credit facility or to repay notes issued under our commercial paper program that are held by certain underwriters, such underwriters would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the aggregate net proceeds of this offering. Any underwriter deemed to have a conflict of interest would be required to conduct the distribution of the Notes in accordance with FINRA Rule 5121. If this offering is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See the “Use of Proceeds” and “Underwriting (Conflicts of Interest)—Conflicts of Interest” sections of this prospectus supplement for more information.

Additional Notes	We may, without the consent of the holders of either series of the Notes, create and issue additional Notes of either series ranking equally with the applicable series of Notes in all respects, including having the same terms (except for the price to public, the issue date, the initial interest accrual date and the first interest payment date, as applicable) so that such additional Notes of the applicable series would be consolidated and form a single series with such series of Notes, as applicable, and would have the same terms as to status, redemption or otherwise as such series of Notes. See the “Supplemental Description of the Notes—Additional Notes” section of this prospectus supplement for more information.

Risk Factors	See the “Risk Factors” section of this prospectus supplement for more information.

RISK FACTORS

Investing in the Notes involves risks. You should read carefully the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and should carefully consider the following risk factors, as well as the “Risk Factors” and “Forward-Looking Statements” sections in the accompanying prospectus and the “Risk Factors” and “Note regarding forward-looking statements” sections in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, and in any subsequent periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of the risks described could materially adversely affect our operations and financial results and the value of the Notes and your investment therein.

Risks Relating to the Notes and this Offering

The Notes are obligations of NiSource and not of NiSource’s subsidiaries and will be structurally subordinated to the claims of such subsidiaries’ creditors.

The Notes are obligations of NiSource Inc., and not of any of NiSource’s subsidiaries. NiSource is a holding company and, accordingly, we conduct substantially all of our operations through our operating subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, depend upon the earnings of our operating subsidiaries and on the distribution of earnings, loans or other payments by such subsidiaries to NiSource.

Our operating subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our operating subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As of March 31, 2025, our operating subsidiaries had, in addition to other liabilities, approximately $584.8 million aggregate amount of indebtedness.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. There is no limitation on the ability of our subsidiaries to incur additional indebtedness to which the Notes will be structurally subordinated. Additionally, if any of our subsidiaries were to issue preferred stock in the future, the Notes would similarly be structurally subordinated to the rights of the preferred stockholders.

See “Risk Factors—Financial, Economic and Market Risks—We are a holding company and are dependent on cash generated by our subsidiaries to meet our debt obligations and pay dividends on our stock” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 incorporated by reference in this prospectus supplement and the accompanying prospectus.

The terms of the indenture and each series of the Notes do not provide protection against certain significant events that could adversely impact a holder’s investment in the Notes.

The terms of the indenture and each series of the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on an investment in the Notes. In particular, the indenture governing the Notes does not:

•	permit the holders of the Notes to require us to repurchase the Notes in the event we undergo a change of control or similar transaction;

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur unsecured indebtedness;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

•	restrict our ability to repurchase or prepay any of our other securities or indebtedness; or

•	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the Notes.

There is no guarantee that an active trading market for the Notes will exist or that you will be able to sell your Notes.

The 20   Notes will constitute a new issue of securities without an established trading market and a market may not develop for the 20   Notes. In addition, there may cease to be a market for the 2055 Notes. As a result, you may not be able to sell your Notes. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. We have been advised by the underwriters that they may make a market in the Notes, but they have no obligation to do so and may discontinue market making at any time without providing notice. There can be no assurance that a market for the 20   Notes will develop or, if it does develop, that it will continue. If an active public market does not develop or does not continue, the market prices and liquidity of the Notes may be adversely affected.

Furthermore, we do not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the Notes.

The market prices of the Notes will depend on many factors, including, among others, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, cash flows, and financial position and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates decline in value. Consequently, if market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the Notes.

Our credit ratings may not reflect all risks of your investments in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may choose to redeem either series of the Notes prior to maturity.

We may redeem all or a portion of either series of the Notes at our option at any time at the applicable redemption price described in this prospectus supplement. See “Supplemental Description of the Notes—Optional Redemption”. We may choose to redeem your Notes at a time when prevailing interest rates are lower than the interest rate paid on your Notes. If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the effective interest rate of the Notes being redeemed.

Risks Relating to U.S. Taxation of Non-U.S. Holders

Proposed changes to U.S. tax laws could result in adverse consequences for non-U.S. persons owning or disposing of the Notes.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the U.S. Treasury Department, including the Internal Revenue Service (the “IRS”). Changes to U.S. tax law, which may have retroactive application, could have a material adverse effect on us and/or any holder of Notes. In particular, the U.S. House of Representatives passed the “One Big Beautiful Bill Act” on May 22, 2025, that is being considered by the U.S. Senate. The bill contains proposed Section 899 of the Internal Revenue Code of 1986, as amended (the “Code”), that if enacted in the form passed by the House or as modified by the U.S. Senate, may have material and adverse effects on the U.S. tax treatment of the holders of the Notes that are non-United States persons who are tax resident in countries with certain types of identified tax laws. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to us and/or holders of the Notes will be changed. Prospective investors are urged to consult with their own tax advisors before making an investment in the Notes, including regarding the potential tax consequences of proposed Section 899 of the Code.

Risks Relating to Our Operations

The following risk factor supersedes and replaces the corresponding risk factor contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 incorporated by reference in this prospectus supplement and the accompanying prospectus.

The impacts of natural disasters, acts of terrorism, acts of war, civil unrest, accidents, public health emergencies or other catastrophic events may disrupt operations and reduce the ability to service customers.

A disruption or failure of natural gas distribution systems, or within electric generation, transmission or distribution systems, in the event of a hurricane, tornado, wildfire, flood, or other major weather event, or terrorist attack, acts of war, international military invasions, including the political and economic disruption and uncertainty related to such terrorist attack, acts of war, or international military invasions, civil unrest, accident, public health emergency (e.g. pandemic), or other catastrophic event could cause delays in completing sales, providing services, or performing other critical functions. We have experienced disruptions in the past from tornadoes, hurricanes and remnants of hurricanes and other events of this nature. Also, companies in our industry face a heightened risk of exposure to and have experienced acts of terrorism and vandalism. Our electric and gas physical infrastructure may be targets of physical security threats or terrorist activities that could disrupt our operations. We have increased security given the current environment and may be required by regulators or by the future threat environment to make investments in security that we cannot currently predict. In addition, the supply chain constraints that we are experiencing could impact our ability to timely restore services.

On June 12, 2025, Israel conducted a series of air strikes in Iran targeting Iran’s nuclear program and leadership. In the following days, this conflict escalated. On June 21, 2025, U.S. President Donald Trump announced that the United States had conducted air strikes against three nuclear sites within Iran. The escalation of this conflict, and in particular the direct involvement of the United States in the conflict, may increase the likelihood that facilities within the United States, including natural gas distribution systems or electric generation, transmission or distribution systems that we own or on which we rely, will be targeted by military strikes, acts of terrorism or cyberattacks. In addition, the continuation or further escalation of this conflict could create significant volatility in global capital markets or significantly disrupt the global economy, including disruptions of the global supply chain.

The occurrence of such events could materially adversely affect our business, financial position and results of operations. In accordance with customary industry practice, we maintain insurance against some, but not all, of these risks and losses. As a result, the amount and scope of insurance coverage maintained against losses resulting from any such event may not be sufficient to cover such losses or otherwise adequately compensate for any business disruptions that could result.

USE OF PROCEEDS

The aggregate net proceeds to us from the sale of the Notes, after deducting the underwriting discounts but before deducting our other fees and expenses related to this offering (and not including the amount of accrued interest paid by the purchasers of the 2055 Notes), will be approximately $    .

We intend to use the aggregate net proceeds from the sale of the Notes for general corporate purposes, including to finance capital expenditures, for working capital and to repay existing indebtedness.

Affiliates of certain of the underwriters are lenders under our revolving credit facility. To the extent that we use the aggregate net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. The term of our revolving credit facility expires on February 18, 2027. In addition, certain of the underwriters are dealers under our commercial paper program. To the extent we use the aggregate net proceeds from this offering to repay notes issued under our commercial paper program and such sales agents hold such notes, such underwriters will receive proceeds from this offering. See the “Underwriting (Conflicts of Interest)—Conflicts of Interest” section of this prospectus supplement for more information.

SUPPLEMENTAL DESCRIPTION OF THE NOTES

The following description summarizes certain terms applicable to the Notes and is not intended to be a complete recitation of all terms applicable to the Notes. Please read the following information concerning the Notes in conjunction with the statements under “Description of the Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The Notes will be issued under the Indenture, dated as of November 14, 2000, as amended and supplemented by the Second Supplemental Indenture, dated as of November 30, 2017 (collectively, the “Indenture”), each between NiSource Inc. and The Bank of New York Mellon, as successor trustee. The Indenture is described in the accompanying prospectus and is filed as an exhibit to the registration statement under which the Notes are being offered and sold.

Maturity, Interest and Payment

20  Notes

The 20   Notes will mature on     , 20  , subject to earlier redemption at our option as described under “—Optional Redemption—20  Notes.”

The 20   Notes will bear interest at a rate of  % per annum from and including     , 20  , payable semi- annually in arrears on     and     of each year, beginning     , 20  . Interest payable on each interest payment date for the 20   Notes will be paid to the persons in whose name the 20   Notes are registered at the close of business on the record date for the applicable interest payment date, which will be (i) the business day immediately preceding such interest payment date so long as all of the 20   Notes remain in book-entry only form or (ii) each     and     (whether or not a business day) if any of the 20  Notes do not remain in book- entry only form.

If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date, with no additional interest accruing as a result of such postponed payment. Interest on the 20  Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

2055 Notes

The 2055 Notes will mature on April 1, 2055, subject to earlier redemption at our option as described under “—Optional Redemption—2055 Notes.”

The 2055 Notes will bear interest at a rate of 5.850% per annum from and including March 27, 2025, the date of issuance for the Existing 2055 Notes, payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2025. Interest payable on each interest payment date for the 2055 Notes will be paid to the persons in whose name the 2055 Notes are registered at the close of business on the record date for the applicable interest payment date, which will be (i) the business day immediately preceding such interest payment date so long as all of the 5.850% Notes due 2055 remain in book-entry only form or (ii) each March 15 and September 15 (whether or not a business day) if any of the 5.850% Notes due 2055 do not remain in book- entry only form.

If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date, with no additional interest accruing as a result of such postponed payment. Interest on the 2055 Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

The terms of the 2055 Notes, other than the issue date and the price to the public, will be identical to the terms of, and will be part of the same series as, the Existing 2055 Notes. The 2055 Notes will have the same CUSIP number as, and will be fungible with, the Existing 2055 Notes and will trade interchangeably with the Existing 2055 Notes immediately upon settlement. Upon the issuance of the 2055 Notes offered hereby, the aggregate principal amount of outstanding 5.850% Notes due 2055 will be $   .

Optional Redemption

20  Notes

Prior to    , 20   (   month(s) prior to the maturity date of the 20   Notes) (the “20   Notes Par Call Date”), we may redeem the 20   Notes, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 20  Notes matured on the 20   Notes Par Call Date) on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) applicable to the 20   Notes plus     basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 20  Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 20   Notes Par Call Date, we may redeem the 20  Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 20   Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

2055 Notes

Prior to October 1, 2054 (six months prior to the maturity date of the 2055 Notes) (the “2055 Par Notes Call Date”), we may redeem the 2055 Notes, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2055 Notes matured on the 2055 Notes Par Call Date) on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the 2055 Notes plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2055 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2055 Notes Par Call Date, we may redeem the 2055 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of these redemption provisions relating to either series of the Notes, the following terms have the following meanings:

“Treasury Rate” means, with respect to any redemption date for any of the 20   Notes or the 2055 Notes, as applicable, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 20   Notes Par Call Date or the 2055 Notes Par Call Date, as applicable (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the 20  Notes Par Call Date or the 2055 Notes Par Call Date, as applicable, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 20  Notes Par Call Date or the 2055 Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 20   Notes Par Call Date or the 2055 Notes Par Call Date, as applicable, but there are two or more United States Treasury securities with a maturity date equally distant from the 20   Notes Par Call Date or the 2055 Notes Par Call Date, as applicable, one with a maturity date preceding the 20   Notes Par Call Date or the 2055 Notes Par Call Date, as applicable, and one with a maturity date following the 20   Notes Par Call Date or the 2055 Notes Par Call Date, as applicable, we shall select the United States Treasury security with a maturity date preceding the 20   Notes Par Call Date or the 2055 Notes Par Call Date, as applicable. If there are two or more United States Treasury securities maturing on the 20   Notes Par Call Date or the 2055 Notes Par Call Date, as applicable, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Selection and Notice of Redemption

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the applicable Notes to be redeemed.

In the case of a partial redemption, if the Notes to be redeemed are held in certificated form, selection of the Notes for redemption will be made by the trustee, by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If either series of the Notes is to be redeemed in part only, the notice of redemption that relates to such series of the Notes will state the portion of the principal amount of such series of the Notes to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of the original Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes, including selection of the Notes for redemption, shall be done in accordance with the policies and procedures of the depositary and may be made on a pro rata pass-through distribution of principal basis.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Additional Notes

We may, without the consent of the holders of either series of the Notes, create and issue additional 20  Notes or 5.850% Notes due 2055 ranking equally with such series of the Notes in all respects, including having the same terms (except for the price to public, the issue date, the initial interest accrual date and the first interest payment date, as applicable) as the 20  Notes or the 5.850% Notes due 2055, as applicable, so that such additional Notes would be consolidated and form a single series with the 20   Notes or the 5.850% Notes due 2055, as applicable, and would have the same terms as to status, redemption or otherwise as such series of the Notes. Such additional Notes will have the same CUSIP number as the 20   Notes or the 5.850% Notes due 2055, as applicable, offered hereby, provided that such additional Notes must be part of the same issue as such series of the Notes offered hereby for U.S. federal income tax purposes or, if they are not part of the same issue for such purposes, such additional Notes must be issued with a separate CUSIP number. No additional Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the 20   Notes or the 5.850% Notes due 2055, as applicable.

Forms and Denominations

Each series of the Notes will be issued as one or more global securities in the name of a nominee of DTC and will be available only in book-entry form. See “—Book-Entry Only Issuance—The Depository Trust Company.” The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Book-Entry Only Issuance—The Depository Trust Company

DTC will act as the initial securities depositary for the Notes. Each series of the Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. Each series of the Notes initially will be represented by one or more fully registered global securities, representing in the aggregate the total principal amount of such series of the Notes, and will be deposited with the trustee on behalf of DTC. Investors may hold interests in the Notes through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear or Clearstream.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of Notes (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners purchased Notes. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes of either series are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such Notes to be redeemed unless the governing documents clearly indicate that a partial redemption processed through DTC will be treated by DTC, in accordance with its rules and procedures, as a “pro rata pass-through distribution of principal.”

Although voting with respect to the Notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to NiSource as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Direct Participants or Indirect

Participant and not of DTC, NiSource or the trustee, subject to any statutory or regulatory requirements. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource and the applicable paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

Except as provided herein, a Beneficial Owner of Notes will not be entitled to receive physical delivery of such Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Notes.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to NiSource or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, the Notes certificates will be required to be printed and delivered to the holders of record.

NiSource may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary) with respect to the Notes. NiSource understands, however, that under current industry practices, DTC would notify its Direct Participants and Indirect Participants of NiSource’s decision, but will only withdraw beneficial interests from the global Notes at the request of each Direct Participant or Indirect Participant. In that event, certificates for the Notes will be printed and delivered to the applicable Direct Participant or Indirect Participant.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that NiSource believes to be reliable, but neither NiSource nor any underwriter takes any responsibility for the accuracy thereof. Neither NiSource nor any underwriter has any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream participant or Euroclear system participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of Notes held as capital assets that are purchased in this offering in the case of the 20   Notes at their “issue price,” which is the first price at which a substantial amount of the 20   Notes are sold to the public, and in the case of the 2055 Notes, at the price set forth on the front cover of this prospectus supplement. This discussion is for general information only and does not address, or purport to address, all of the potential U.S. federal income tax considerations that may be relevant to a holder with respect to the acquisition, ownership or disposition of the Notes. Without limiting the generality of the foregoing, the discussion does not address the effect of any special rules applicable to certain types of holders, including, without limitation, traders or dealers in securities, commodities or currencies, insurance companies, financial institutions, thrifts, mutual funds, real estate investment trusts, regulated investment companies, tax-exempt entities, personal holding companies, “controlled foreign corporations,” “passive foreign investment companies,” U.S. Holders (defined below) whose functional currency is not the U.S. dollar, U.S. expatriates (or former long-term residents of the United States), persons who hold Notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, partnerships or other pass-through entities for U.S. federal income tax purposes (including Subchapter S corporations) that invest in the Notes, and persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement. This discussion does not address the Medicare contribution tax on net investment income or the effect of any U.S. state or local income or other tax laws, any U.S. federal estate, gift or alternative minimum tax laws, any foreign tax laws or any tax treaties. For purposes of this discussion, “holder” means either a U.S. Holder (as defined below) or a Non-U.S. Holder (as defined below) or both, as the context may require.

The discussion is based upon provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, rulings, pronouncements, judicial decisions and administrative interpretations of the IRS, all as in effect as of the date of this prospectus supplement and all of which are subject to change, possibly on a retroactive basis, at any time.

NiSource has not and will not seek any rulings or opinions from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the Notes or that any such position would not be sustained.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of the Notes that, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the U.S.;

•	a corporation, or other entity treated as a corporation, that is created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the U.S. is able to exercise primary control over its administration and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code (a “U.S. Person”), have the authority to control all substantial decisions of such trust, or (ii) the trust has made an election under the applicable Treasury regulations to be treated as a U.S. Person.

A “Non-U.S. Holder” means a beneficial owner of the Notes (other than a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, beneficially owns the Notes, the tax treatment of the partnership and each partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships acquiring Notes, and partners in such partnerships, should consult their tax advisors as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes applicable to them.

Persons considering the purchase of Notes are urged to consult their tax advisors with respect to the U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the Notes in light of their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

Qualified Reopening

NiSource anticipates that the issuance of the 2055 Notes will be treated as a “qualified reopening” of the Existing 2055 Notes for U.S. federal income tax purposes. Debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. If the issuance of the 2055 Notes is so treated, then the 2055 Notes will have the same issue date, the same issue price and the same adjusted issue price as the Existing 2055 Notes for U.S. federal income tax purposes. The Existing 2055 Notes were issued at no more than a de minimis discount from their stated principal amount. As a result, the Existing 2055 Notes were issued without original issue discount and, therefore, the 2055 Notes offered hereby will also be deemed for U.S. federal income tax purposes as having been issued without original issue discount. In order for the issuance of the 2055 Notes to be considered part of a “qualified reopening” of the Existing 2055 Notes, various factual requirements must be satisfied. NiSource believes that the 2055 Notes satisfy all such factual requirements and therefore are properly characterized as issued in a qualified reopening. The remainder of this discussion assumes that the issuance of the 2055 Notes will be treated as a qualified reopening of the Existing 2055 Notes.

Pre-Issuance Accrued Interest

The aggregate purchase price of the 2055 Notes issued pursuant to this offering will include amounts attributable to interest accrued prior to the date on which the 2055 Notes are actually issued (pre-issuance accrued interest). Because the issue price of the 2055 Notes as determined for U.S. federal income tax purposes may be computed by excluding any pre-issuance accrued interest, NiSource intends to take the position that a portion of the first stated interest payment on the 2055 Notes equal to any pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest and will not be taxable as interest on the 2055 Notes. Any amount so treated as a return of pre-issuance accrued interest will reduce the holder’s adjusted tax basis in the 2055 Notes by a corresponding amount. The remainder of this discussion assumes that such pre-issuance accrued interest will be so treated, and all references to stated interest in the remainder of this discussion exclude references to pre-issuance accrued interest.

Additional Payments

NiSource may redeem some or all of each series of the Notes at the redemption prices discussed under the caption “Supplemental Description of the Notes—Optional Redemption” section of this prospectus supplement. Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. Notwithstanding the possibility of additional payments in connection with an optional redemption of the Notes, NiSource intends to take the position that the Notes are not treated as “contingent payment debt instruments” for U.S. federal income tax purposes. This position is based in part on our belief that, as of the date of issuance of the Notes, the likelihood of making any such additional payments is remote. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury regulations. The IRS, however, may take a contrary position, which could affect the timing and character of a holder’s income. Holders are urged to consult their tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

U.S. Holders

Taxation of Interest

All of the Notes bear interest at a fixed rate. We do not intend to issue the Notes at a discount that will equal or exceed a de minimis amount of original issue discount (“OID”) and it is assumed for purposes of this discussion that the Notes will be issued with less than a de minimis amount of OID. Accordingly, payments of stated interest on the Notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Amortizable Bond Premium

If a U.S. Holder purchases a Note at a price (in the case of a 2055 Note, excluding any amount attributable to pre-issuance accrued interest) that is greater than the face value of the Note, then the U.S. Holder will be considered to have purchased the Note with “bond premium” in an amount equal to such excess. A U.S. Holder may elect to amortize this bond premium using a constant yield method over the term of such Note. If this election is made, it generally will apply to all taxable debt instruments that the U.S. Holder holds at the time of the election, as well as any taxable debt instruments that the U.S. Holder subsequently acquires. A U.S. Holder may not revoke its election to amortize the bond premium without the consent of the IRS. A U.S. Holder that elects to amortize bond premium may offset interest income on the applicable Note by the portion of the bond premium allocable to the payment. However, the U.S. Holder will also be required to reduce its adjusted tax basis in the applicable Note by the amount of the premium that is amortized. If a U.S. Holder does not elect to amortize bond premium, then any bond premium will be taken into account in computing the gain or loss recognized on such US. holder’s disposition of the applicable Note.

Sale, Exchange, Redemption or other Taxable Disposition of the Notes

A U.S. Holder generally will recognize gain or loss on the sale, exchange, redemption or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as interest as discussed above) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount that the U.S. Holder paid for the Note (in the case of a 2055 Note, including the amount attributable to pre-issuance accrued interest with respect to such 2055 Note), reduced by any non-taxable return of pre-issuance accrued interest and any amortized bond premium, in each case with respect to such U.S. Holder and such Note. Any gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if, at the time of the sale, exchange redemption or other taxable disposition of the Note, the U.S. Holder has held the Note for more than one year; otherwise, the capital gain or loss will be short- term. Non-corporate U.S. Holders, including individuals, may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income. All taxpayers are subject to certain limitations on the deductibility of their capital losses.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with NiSource’s payment of interest on the Notes. Information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes, and the U.S. Holder may be subject to backup withholding tax (currently at a rate of 24%) on payments of interest on the Notes or on the proceeds from a sale or other disposition of the Notes. Amounts withheld under the backup withholding rules are not additional taxes. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability or may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

Taxation of Interest

Subject to the discussion under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act Withholding” below, payments of interest on a Note to any Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax provided we or the person otherwise responsible for withholding U.S. federal income tax from payments on the Notes receives a required certification from the Non-U.S. Holder and the holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all classes of our voting stock;

•	a controlled foreign corporation related, actually or constructively, to us through stock ownership;

•	a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

•

receiving such interest payments as income effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not receiving such interest payments as income attributable to a U.S. permanent establishment maintained by the non-U.S. holder within the United States).

In order to satisfy the certification requirement, the Non-U.S. Holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E, as appropriate (or substitute Form W-8BEN or IRS Form W-8BEN-E or the appropriate successor form of either) under penalties of perjury that provides the Non-U.S. Holder’s name and address and certifies that the Non-U.S. Holder is not a U.S. Person. Alternatively, in the case where a security clearing organization, bank, or other financial institution holds the Notes in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, certification requires that we or the person who otherwise would be required to withhold U.S. federal income tax receive from the financial institution a certification under penalties of perjury that a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as appropriate (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form for either) has been received by it from the Non-U.S. Holder, and a copy of such form is furnished to us or the person who otherwise would be required to withhold U.S. federal income tax. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Notes is a U.S. Person.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at a 30% rate (or a lower rate under an applicable tax treaty, subject to meeting certification requirements similar to those set forth above), on payments of interest on the Notes that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

If the payments of interest on a Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. Persons generally. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a 30% branch profits tax (or a lower rate if so specified by an applicable income tax treaty). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification.

In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, the Non-U.S. Holder must provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe). Under Treasury regulations, a

Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the discussion under “—Information Reporting and Backup Withholding” below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a Note generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange, redemption or other taxable disposition, and certain conditions are met.

A Non-U.S. Holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale, exchange, redemption or other taxable disposition generally in the same manner as if such Non-U.S. Holder were a U.S. Holder, and if such Non-U.S. Holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by certain U.S. source capital losses, even though the Non-U.S. Holder is not considered a resident of the United States. Proceeds realized from the sale, exchange, redemption or other taxable disposition of a Note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above under “—Taxation of Interest” with respect to interest paid on a Note.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with NiSource’s payment of interest on the Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of another country. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. Person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 24%) on payments of interest on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. Amounts withheld under the backup withholding rules are not additional taxes. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability or may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act Withholding

Under the Foreign Account Tax Compliance Act (“FATCA”) and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% generally will apply to interest on Notes paid to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity. NiSource will not pay any additional amounts to “gross up” payments to holders as a result of any withholding or deduction for such taxes. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to conditions set forth in the underwriting agreement, we have agreed to sell all, but not less than all, the Notes to the underwriters listed below, for whom BMO Capital Markets Corp., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc. are acting as representatives, and the underwriters have severally and not jointly agreed to purchase the principal amount of each series of the Notes set forth opposite its name in the following table:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 2055 Notes
BMO Capital Markets Corp.	$	$
BNP Paribas Securities Corp.	$	$
J.P. Morgan Securities LLC	$	$
PNC Capital Markets LLC	$	$
Scotia Capital (USA) Inc.	$	$
U.S. Bancorp Investments, Inc.	$	$
Total	$	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes of a series if any Notes of such series are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes of such series may be terminated.

The underwriters propose to offer the Notes initially at the prices to public set forth on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession of    % of the principal amount per 20   Note and   % of the principal amount per 2055 Note. The underwriters may allow, and those certain dealers may reallow, a discount of   % of the principal amount per 20   Note and   % of the principal amount per 2055 Note on sales to certain other dealers. After the initial public offering of the Notes, the prices to public and other selling terms may be changed.

We estimate that our total expenses for this offering, excluding the underwriting discounts, will be approximately

$  .

The 20  Notes will be a new issue of securities with no established trading market. The 2055 Notes will be a further issuance of, will be interchangeable with and will be consolidated and form a single series with the Existing 2055 Notes. One or more of the underwriters intends to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’

right to reject any order in whole or part.

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•	Over-allotment involves sales by the underwriters of Notes in excess of the principal amount of Notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate-covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the price of the Notes may be higher than the prices that might otherwise exist in the open market. The underwriters are not required to engage in these transactions and these transactions, if commenced, may be discontinued at any time.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the      business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any date prior to the first business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+  , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on any date prior to the first business day before delivery of the Notes should consult their own advisors.

Other Relationships

Certain of the underwriters and their affiliates have provided certain investment banking, commercial banking and other financial services to us and our affiliates, for which they have received customary fees. The underwriters and their affiliates may from time to time engage in future transactions with us and our affiliates and provide services to us and our affiliates in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investments and securities activities may involve our securities and/or instruments. Certain of the underwriters or their affiliates have a lending relationship with us. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our revolving credit facility. To the extent that we use the aggregate net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. Further, certain of the underwriters are dealers under our commercial paper program. To the extent we use the aggregate net proceeds from this offering to repay notes issued under our commercial paper program that are held by one or more sales agents, such underwriters will receive proceeds from this offering.

Because some of the aggregate net proceeds of this offering may be used to repay amounts outstanding under our revolving credit facility or to repay notes issued under our commercial paper program that are held by certain underwriters, such underwriters would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such underwriters or affiliates receive at least 5% of the aggregate net proceeds of this offering. Any underwriter deemed to have a conflict of interest would be required to conduct the distribution of the Notes in accordance with FINRA Rule 5121. If this offering is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See the “Use of Proceeds” section of this prospectus supplement for more information.

Selling Restrictions

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation 2017/1129/EU as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes.

Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offer to the public contemplated in this prospectus supplement or to whom the Notes are otherwise made available, will be deemed to have represented, warranted and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires Notes is (i) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (ii) not a retail investor.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining appropriate distribution channels. Neither the Company nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons (i) who are “qualified investors” (as defined in the UK Prospectus Regulation), (ii) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (iii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Notes in the UK within the meaning of the FSMA. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

This prospectus supplement and the accompanying prospectus do not constitute nor are they intended to be an offer or invitation to the public in Hong Kong to acquire the Notes. The Notes have not been, and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been, may be or will be issued, or has been, may be, or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither have they been nor will they be registered with the Registrar of Companies in Hong Kong. The Notes may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Each person acquiring the Notes will be required, and is deemed by the acquisition of the Notes, to confirm that such person is aware of the restriction on offers of the Notes described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any Notes in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.

Japan

This offering of the Notes has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, the Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Republic of Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the applicable laws and regulations of the Republic of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in the Republic of Korea. Furthermore, the Notes may not be resold to residents of the Republic of Korea unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor pursuant to Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA;

(2) (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(c)(ii) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(c)(ii) of the SFA;

(3) where no consideration is or will be given for the transfer;

(4) where the transfer is by operation of law; or

(5) as specified in Section 276(7) of the SFA.

Singapore SFA Product Classification—Solely for the purposes of our obligations pursuant to section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, Republic of China (“Taiwan”) and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the Notes in Taiwan.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina. The underwriters have been represented by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated by reference in this prospectus supplement from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

NiSource Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

NiSource Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:

•	shares of common stock;

•	shares of preferred stock, in one or more series;

•	depositary shares representing interests in shares of preferred stock;

•	one or more series of its debt securities;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts to purchase common stock or preferred stock, either separately or in units with the debt securities described below or U.S. Treasury securities

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 34 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “NI.”

Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” on page 2 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

References to “NiSource” refer to NiSource Inc. Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to NiSource and its subsidiaries. References to “securities” refer collectively to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

RISK FACTORS

Investing in the securities involves risk. You should read carefully the “Risk Factors” and “Note regarding forward-looking statements” sections in NiSource’s most recent Annual Report on Form 10-K and in NiSource’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, and corresponding sections in reports NiSource may file with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, NiSource may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, NiSource’s ability to execute its business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with NiSource’s business; NiSource’s ability to adapt to, and manage costs related to, advances in technology; impacts related to NiSource’s aging infrastructure; NiSource’s ability to obtain sufficient insurance coverage and whether such coverage will protect it against significant losses; the success of NiSource’s electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; NiSource’s ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity-attacks; increased requirements and costs related to cybersecurity; any damage to NiSource’s reputation; any remaining liabilities or impact related to the sale of the Massachusetts business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; NiSource’s ability to manage the financial and operational risks related to achieving NiSource’s carbon emission reduction goals; NiSource’s debt obligations; any changes to NiSource’s credit rating or the credit rating of certain of its subsidiaries; any adverse effects related to NiSource’s equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of NiSource’s subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence, Massachusetts gas distribution incident (the “Greater Lawrence Incident”); compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in the “Risk Factors” section of NiSource’s most recent Annual Report on Form 10-K and NiSource’s subsequent Quarterly Reports on Form 10-Q, many of which risks are beyond the control of NiSource. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. NiSource undertakes no obligation, and expressly disclaims any such obligation, to update or revise any forward-

looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, the date of the accompanying prospectus supplement or, in the case of documents incorporated by reference, the date of those documents.

WHERE YOU CAN FIND MORE INFORMATION

NiSource files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at www.nisource.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K filed on  January 27, 2022 (as amended by Form 8-K/A filed on March 16, 2022),  February 18, 2022,  March 16, 2022,  April 27, 2022,  May  25, 2022, June  10, 2022, August  10, 2022; and August 16, 2022; and

•	the description of our common stock contained in our definitive joint proxy statement/prospectus dated April 24, 2000;

•

the description of (i) the depositary shares, each representing 1/1000th ownership interest in a share of our 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) and a 1/1000th ownership interest in a share of our Series B-1 Preferred Stock (“Series B-1 Preferred Stock”), and (ii) the underlying Series B Preferred Stock and Series B-1 Preferred Stock contained or referred to in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description;

•

the description of (i) the Series A Corporate Units (“Series A Corporate Units”), each representing a 1/10th undivided beneficial ownership in a share of our Series C Mandatory Convertible Preferred Stock, par value $0.01 per share (“the Series C Preferred Stock”), and (ii) the underlying Series C Preferred Stock contained or referred to in the registration statement on Form 8-A/A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description; and

•

any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before we sell all of the securities offered by this prospectus.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

NISOURCE INC.

Overview. NiSource is an energy holding company whose primary subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.7 million customers in six states. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution holding company, and Northern Indiana Public Service Company LLC (“NIPSCO”), a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations

Business Strategy. We focus our business strategy on providing safe and reliable service through our core, rate-regulated asset-based utilities, which generate substantially all of our operating income. NiSource’s utilities continue to move forward on core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all six states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we (i) embark on long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) address changing customer conservation patterns. These strategies are intended to improve reliability and safety, enhance customer service, ensure customer affordability and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.2 million customers in six states and operate approximately 54,600 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own five distribution subsidiaries that provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland. We also distribute natural gas to approximately 853,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 483,000 customers in 20 counties in the northern part of Indiana and also engage in wholesale and electric transmission transactions. We own and operate sources of generation as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio to primarily renewable sources. During 2021, we operated Rosewater Wind Generation LLC for the full year and Indiana Crossroads Wind Generation LLC went into service during December 2021. We also purchased energy generated from renewable sources through PPAs. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of 3,024 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. During the year ended December 31, 2021, NIPSCO generated 47.87% and purchased 52.13% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of NiSource consists of 620,000,000 shares, of which 600,000,000 are common stock, par value $0.01, and 20,000,000 are preferred stock, par value $0.01. The board of directors has designated (i) 400,000 shares of Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), liquidation preference $1,000 per share, (ii) 20,000 shares of Series B Preferred Stock, liquidation preference $25,000 per share, (iii) 20,000 shares of Series B-1 Preferred Stock, liquidation preference $0.01 per share and (iv) 862,500 shares of Series C Preferred Stock, liquidation preference $1,000 per share.

As of October 28, 2022, NiSource had outstanding 406,134,342 shares of its common stock, 400,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 20,000 shares of Series B-1 Preferred Stock and 862,500 shares of Series C Preferred Stock. The shares of Series B Preferred Stock and Series B-1 Preferred Stock are represented by 20,000,000 depositary shares, each representing 1/1000th ownership interest in a share of each of the Series B Preferred Stock and the Series B-1 Preferred Stock. Additional details concerning these depositary shares are provided below under “Description of Depositary Shares.”

On April 19, 2021, NiSource issued 8,625,000 Series A Equity Units (“Series A Equity Units”), initially consisting of Series A Corporate Units, each with a stated amount of $100. Each Series A Corporate Unit consists of a forward contract to purchase shares of NiSource’s common stock in the future and a 10% undivided beneficial ownership interest in one share of Series C Preferred Stock.

NiSource’s Amended and Restated Certificate of Incorporation (“certificate of incorporation”) also designates 4,000,000 shares of NiSource’s preferred stock as Series A Junior Participating Preferred Stock (“Series A Junior Stock”). The shares of Series A Junior Stock were reserved for issuance upon the exercise of rights under NiSource’s former Shareholder Rights Plan, which formally expired in 2010, and no shares of Series A Junior Stock were ever issued.

The below summaries of provisions of NiSource’s common stock and preferred stock are not necessarily complete. You are urged to read carefully, and the below summaries are qualified in their entirety by, NiSource’s certificate of incorporation and Amended and Restated By-Laws (“bylaws”) which are filed as exhibits to the registration statement of which this prospectus is a part and the certificates of designations for each series of NiSource’s preferred stock which have been or hereafter are filed with the SEC.

Anti-Takeover Provisions

NiSource’s certificate of incorporation includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of NiSource’s management. More specifically, the certificate of incorporation provides that stockholders may not cumulate their votes and stockholder action may be taken only at a duly called meeting and not by written consent. In addition, NiSource’s bylaws contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals for NiSource and could delay or prevent a change in control of management of NiSource.

Under Delaware law, the approval of the holders of a majority of the outstanding shares of a class of NiSource’s capital stock would be necessary to authorize any amendment to the certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class of capital stock or that would adversely alter or change the powers, preferences or special right of such class of capital stock. Further, pursuant to the certificates of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, the holders of two-thirds of any series of such preferred stock must approve certain amendments to the certificate of incorporation that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of such series of preferred stock. The effect of these provisions may permit the respective holders of NiSource’s outstanding shares of capital stock to block a proposed amendment to the certificate of incorporation in connection with a potential acquisition of NiSource if such amendment would (i) adversely affect the powers, preferences or special rights of NiSource’s common stock or (ii) have a material adverse effect on the existing preferences, rights, powers, duties or obligations of a series of NiSource’s preferred stock.

NiSource is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.

Common Stock

NiSource’s common stock is listed on the New York Stock Exchange under the symbol “NI.” Shares of NiSource’s common stock, offered and sold pursuant to the registration statement of which this prospectus forms a part, will be fully paid and non-assessable.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of NiSource, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of NiSource and the distribution in full of all preferential amounts (including any accumulated and unpaid dividends) to which the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and any other series of preferred stock of NiSource hereafter created are entitled, the holders of common stock will share ratably in the remaining assets in proportion to the number of shares of common stock held by them respectively. A consolidation or merger of NiSource with or into any other corporation, or any purchase or redemption of shares of any class of NiSource’s capital stock, will not be deemed to be a liquidation, dissolution or winding up of NiSource’s affairs.

Voting Rights

Except as otherwise required by Delaware law or as otherwise provided in the certificate of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or any other series of preferred stock of NiSource hereafter created, holders of NiSource’s common stock exclusively possess voting power for the election of NiSource’s directors and all other matters requiring stockholder action. Each holder of common stock, if entitled to vote on a matter, is entitled to one vote per share. Holders of common stock are not entitled to cumulative voting rights. Holders of common stock will be notified of any stockholders’ meeting according to applicable law.

For the voting rights of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, including the rights of holders of Series B-1 Preferred Stock to elect two additional directors to NiSource’s board of directors upon a Nonpayment Event (as defined below), see “—Series A Preferred Stock— Voting Rights,” “—Series B Preferred Stock—Voting Rights,” “—Series B-1 Preferred Stock—Voting Rights” and “—Series C Preferred Stock—Voting Rights.”

Dividend Rights

Holders of common stock will be entitled to receive dividends, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose in accordance with Delaware law, subject to the powers, preferences and rights afforded to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of preferred stock of NiSource hereafter created. Dividends may be paid in cash, capital stock or other property of NiSource.

NiSource is prohibited by the terms of each of its Series A Preferred Stock, its Series B Preferred Stock and its Series C Preferred Stock from declaring or paying dividends on any shares of NiSource’s common stock (other than dividends payable solely in shares of its common stock) or redeeming, repurchasing or acquiring shares of its common stock unless full cumulative dividends have been paid with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, respectively, through the most recently completed respective dividend periods. See “—Series A Preferred Stock—Dividends,” “—Series B Preferred Stock—Dividends” and “—Series C Preferred Stock—Dividends.”

As noted above, NiSource is an energy holding company that derives substantially all of its revenues and earnings from the operating results of the rate-regulated businesses of its subsidiaries. Accordingly, NiSource’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to NiSource. NiSource’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of NiSource or to make any funds available therefor, whether by dividends, loans or other payments.

No Preemptive Rights

Holders of NiSource’s common stock are not entitled to, as holders of common stock, any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Preferred Stock

GENERAL

The board of directors of NiSource can, without approval of stockholders, issue one or more series of preferred stock. The board of directors of NiSource can also determine the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock. All preferred stock will be fully paid and non-assessable.

The terms of the preferred stock that NiSource may offer will be established by or pursuant to a resolution of the board of directors of NiSource and will be issued under certificates of designations or through amendments to the certificate of incorporation. If NiSource uses this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. NiSource will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that NiSource may offer. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares NiSource is offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on NiSource’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

The designation, powers, preferences, rights, qualifications, limitations and restrictions of each series of NiSource’s preferred stock discussed below are set forth in a certificate of designations for such series, each forming part of the certificate of incorporation. The following briefly summarizes certain of the powers, preferences and rights of each series of preferred stock and certain material provisions of the certificate of designations for the applicable series but does not contain a complete description of them and is qualified in its entirety by the provisions of the applicable certificate of designations. You may obtain a copy of the certificate of designations for each series of preferred stock as described under “Where You Can Find More Information.”

SERIES A PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are set forth below.

Ranking

The Series A Preferred Stock ranks, with respect to dividends and distributions upon the liquidation, winding up and dissolution, whether voluntary or involuntary, of NiSource’s affairs (a “Liquidation”): (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Junior Securities”); (ii) on a parity with the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends), Series C Preferred Stock (except with respect to dividends, as Series C Preferred Stock does not bear dividends until a successful remarketing of such series) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series A Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series A Senior Securities and Series A Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series A Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series A Preferred Stock and Series A Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series A Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series A Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series A Parity Securities), such holders will be entitled to one vote per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which the Series A Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class together with holders of any Series A Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series A Parity Securities (including any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series A Preferred Stock (or Series A Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series A Senior Securities.

Dividends

Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative semi-annual cash dividends (subject to the dividend rights of any Series A Senior Securities or Series A Parity Securities) at an initial rate of 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum). On and after June 15, 2023, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series A Preferred Stock from declaring or paying dividends on any Series A Junior Securities (other than a dividend payable solely in such Series A Junior Securities) or redeeming, repurchasing or acquiring shares of any Series A Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series A Preferred Stock and any Series A Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series A Preferred Stock or Series A Parity Securities unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such series of preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series A Preferred Stock, at its option, in whole or in part, on June 15, 2023 or on any fifth anniversary thereafter by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series A Preferred Stock), NiSource may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price equal to $1,020 (102% of the liquidation preference) per share plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series A Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series A Preferred Stock do not, as holders of Series A Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock are set forth below.

Ranking

The Series B Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock with respect to dividends and such distributions

(the “Series B Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends), Series C Preferred Stock (except with respect to dividends, as Series C Preferred Stock does not bear dividends until a successful remarketing of such series) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B Senior Securities and Series B Parity Securities in respect of distributions upon the Liquidation) before any distribution of assets is made to holders of Series B Junior Securities, a liquidation preference of $25,000 per share. Any accumulated and unpaid dividends on the Series B Preferred Stock and Series B Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B Parity Securities), such holders will be entitled to twenty-five votes per share. The Series B Preferred Stock is paired with the Series B-1 Preferred Stock and the holders of the Series B-1 Preferred Stock are entitled to the voting rights described in “—Series B-1 Preferred Stock—Voting Rights.”

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which either the Series B Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class together with holders of any Series B Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series B Parity Securities (including any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series B Preferred Stock (or Series B Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series B Senior Securities.

Dividends

Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative quarterly cash dividends (subject to the dividend rights of any Series B Parity Securities or Series B Senior Securities) at an initial rate of 6.50% per annum of the $25,000 liquidation preference per share (equal to $1,625 per share per annum). On and after March 15, 2024, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series B Preferred Stock from declaring or paying dividends on any Series B Junior Securities (other than a dividend payable solely in such Series B Junior Securities) or redeeming, repurchasing or acquiring shares of common stock or any Series B Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series B Preferred Stock and any Series B Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series B Preferred Stock or Series B Parity Securities, unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series B Preferred Stock, at its option, in whole or in part, on March 15, 2024 or on any fifth anniversary thereafter by paying $25,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series B Preferred Stock), NiSource may, at its option, redeem the Series B Preferred Stock in whole, but not in part, at a redemption price equal to $25,500 per share (102% of the liquidation preference) plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series B Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B Preferred Stock do not, as holders of Series B Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B-1 PREFERRED STOCK

The Series B-1 Preferred Stock was issued as a distribution with respect to the Series B Preferred Stock in order to enhance the voting rights of the Series B Preferred Stock to comply with the New York Stock Exchange’s minimum voting rights policy. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of the underlying Series B Preferred Stock, and upon the transfer, redemption or repurchase of the underlying Series B Preferred Stock, the same number of shares of Series B-1 Preferred Stock must simultaneously be transferred (to the same transferee), redeemed or repurchased, as the case may be. A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B-1 Preferred Stock are set forth below.

Ranking

The Series B-1 Preferred Stock ranks, with respect to distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B-1 Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B-1 Senior Securities and Series B-1 Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series B-1 Junior Securities, a liquidation preference of $0.01 per share. Any accumulated and unpaid dividends on the Series B-1 Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B-1 Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B-1 Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B-1 Parity Securities), such holders will be entitled to twenty-five votes per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B-1 Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B-1 Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock and (ii) in connection with a merger or another transaction in which either the Series B-1 Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B-1 Preferred Stock.

Election of Directors upon Nonpayment Events. If and whenever dividends on any shares of Series B Preferred Stock shall not have been declared and paid for at least six dividend periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting NiSource’s board of directors will automatically be increased by two and the holders of Series B-1 Preferred Stock, voting as a class together with the holders of any outstanding Series B-1 Parity Securities having like voting rights that are exercisable at that time (“Director Voting Preferred Stock”), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that (i) such election does not violate the corporate governance requirements of the New York Stock Exchange that companies must have a majority of independent directors and (ii) any such director is not prohibited or disqualified from serving as a director of NiSource by any applicable law. The Preferred Stock Directors shall each be entitled to one vote per director on any matter before NiSource’s board of directors for a vote.

When all accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full, then (a) the right of the holders of Series B-1 Preferred Stock to elect the Preferred Stock Directors shall cease, (b) the terms of office of the Preferred Stock Directors will automatically terminate and (c) the number of directors constituting NiSource’s board of directors will automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by holders of a majority of the outstanding shares of the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class). So long as a Nonpayment Event continues, any vacancy in the office of a Preferred Stock Director (after the initial election of Preferred Stock Directors) may be filled by the written consent of the Preferred Stock Director remaining in office (if any), in lieu of a vote by the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class).

Dividends

Holders of Series B-1 Preferred Stock are not entitled to receive dividends.

Redemption

The shares of Series B-1 Preferred Stock are subject to mandatory redemption, in whole or in part, at a redemption price of $0.01 per share upon the redemption of the underlying shares of Series B Preferred Stock with which such shares of Series B-1 Preferred Stock are paired. The shares of Series B-1 Preferred Stock are not otherwise subject to redemption.

No Conversion or Preemptive Rights

The Series B-1 Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B-1 Preferred Stock do not, as holders of Series B-1 Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES C PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series C Preferred Stock are set forth below.

Ranking

The Series C Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends) and any other class or series of capital stock that expressly provides that it ranks on a parity with the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series C Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series C Senior Securities and Series C Parity Securities in respect of distributions upon the Liquidation) before any payment or distribution of assets is made to holders of Series C Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series C Preferred Stock and Series C Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

On any matter described below in which the holders of the Series C Preferred Stock are entitled to vote as a class with Series C Parity Securities, each share of Series C Preferred Stock and each share of Series C Parity Securities s will be entitled to a number of votes in proportion to the liquidation preference then-applicable to such shares.

Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and all other series of Series C Parity Securities, voting as a single class, NiSource may not (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Series C Senior Securities, or reclassify any capital stock of NiSource into any such shares of Series C Senior Securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of Series C Senior Securities; (ii) amend the certificate of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or (iii) consummate a reorganization or reclassification involving the Series C Preferred Stock or a merger or consolidation of NiSource with another entity, unless the Series C Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the rights, preferences, privileges and voting powers, taken as a whole, no less favorable to the holders of the Series C Preferred Stock.

Dividends

Shares of Series C Preferred Stock do not initially bear any dividends. Following a successful remarketing of the Series C Preferred Stock, dividends may become payable when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose.

NiSource is prohibited by the terms of the Series C Preferred Stock from declaring or paying dividends on any Series C Parity Securities or Series C Junior Securities or redeeming, repurchasing or acquiring shares of any Series C Parity Securities or Series C Junior Securities unless (i) full cumulative dividends have been paid on all outstanding shares of Series C Preferred Stock and any Series C Parity Securities entitled to dividends for all past dividend periods or (ii) a number of shares of common stock sufficient for the payment of such dividends is set apart for payment.

No Redemption or Preemptive Rights

Shares of the Series C Preferred Stock are not redeemable and have no preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Conversion Rights

Each share of Series C Preferred Stock, unless previously converted, will automatically convert into shares of NiSource’s common stock on the mandatory conversion date, which is expected to be on or about March 1, 2024 (“Mandatory Conversion Date”). The conversion rate will be determined based on the volume-weighted average share price of NiSource’s common stock near the conversion date. If no successful remarketing of the Series C Preferred Stock has previously occurred (a “Remarketing Failure”), effective as of December 1, 2023, each share of Series C Preferred Stock will be automatically transferred to NiSource on the Mandatory Conversion Date without any payment of cash or shares of NiSource’s common stock.

Prior to December 1, 2023, shares of the Series C Preferred Stock may be converted only upon the occurrence of certain fundamental change events. On or after December 1, 2023, unless a Remarketing Failure has occurred, holders of Series C Preferred Stock will have the right to convert the Series C Preferred Stock into shares of common stock prior to the Mandatory Conversion Date.

DESCRIPTION OF DEPOSITARY SHARES

NiSource may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of NiSource’s depositary shares.

In connection with the issuance of any depositary shares, NiSource will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, NiSource will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the terms of the depositary shares offered thereby.

Depositary Shares representing Series B Preferred Stock and Series B-1 Preferred Stock

NiSource has issued and outstanding 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th ownership interest in a share of its Series B Preferred Stock and a 1/1,000th ownership interest in a share of its Series B-1 Preferred Stock. The Depositary Shares are evidenced by depositary receipts issued pursuant to a deposit agreement (the “Deposit Agreement”) among NiSource, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as the depositary (the “depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares. This description of the Depositary Shares is qualified in its entirety by the provisions of the respective certificates of designations of the Series B Preferred Stock and Series B-1 Preferred Stock and the Deposit Agreement.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock and Series B-1 Preferred Stock to the record holders of Depositary Shares relating to the underlying Series B Preferred Stock and Series B-1 Preferred Stock in proportion to the number of Depositary Shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of Depositary Shares entitled to those distributions, unless it determines, in consultation with NiSource, that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with NiSource’s approval, sell the property (at a public or private sale) and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of Depositary Shares they hold.

Redemption of Depositary Shares

If NiSource redeems the Series B Preferred Stock and Series B-1 Preferred Stock represented by the Depositary Shares, a proportionate number of Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to each of the Series B Preferred Stock and Series B-1 Preferred Stock. Whenever NiSource redeems shares of Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of Series B Preferred Stock and Series B-1 Preferred Stock so redeemed.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock and/or Series B-1 Preferred Stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice to the record holders of the Depositary Shares. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Stock and/or Series B-1 Preferred Stock, may instruct the depositary to vote the amount of the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote represented by the holder’s Depositary Shares. To the extent practicable, the depositary will vote the number of shares entitled to vote represented by such Depositary Shares in accordance with the instructions it receives. If the depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote, it will abstain from voting the number of shares of Series B Preferred Stock and/or Series B-1 Preferred Stock represented thereby.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the Depositary Shares and any provision of the Depositary Agreement may be amended by agreement between the depositary and NiSource. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Depositary Agreement may be terminated by NiSource upon sixty days’ prior written notice to the depositary or by the depositary upon mailing notice to NiSource and the holders of all Depositary Shares then outstanding if at any time sixty days have expired after the depositary provided written notice to NiSource of its resignation and a successor depositary has not been appointed. The Depositary Agreement shall automatically terminate after there has been a final distribution in respect of the Series B Preferred Stock and Series B-1 Preferred Stock in connection with NiSource’s liquidation, dissolution or winding and such distribution has been distributed to the holders of Depositary Shares.

DESCRIPTION OF THE DEBT SECURITIES

NiSource may issue debt securities, which will be designated as either senior debt securities or subordinated debt securities, in one or more series from time to time. Unless the context requires otherwise, references to “debt securities” refer collectively to both the senior debt securities and the subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of November 14, 2000, as amended and supplemented, between NiSource (as successor to NiSource Finance Corp.) and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. We refer to this indenture as the “Senior Indenture.” The subordinated debt securities will be issued under a separate indenture to be entered into at a future date between NiSource and The Bank of New York Mellon, as trustee. We refer to this indenture as the “Subordinated Indenture” and, together with the Senior Indenture, as the “Indentures.” The Bank of New York Mellon, as trustee under the Indentures, will act as indenture trustee for the purposes of the Trust Indenture Act. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indentures. This section does not contain a complete description of the debt securities or the Indentures. The description of the debt securities is qualified in its entirety by the provisions of the Indentures. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of each Indenture.

General

The Indentures do not limit the amount of debt securities that may be issued. Each Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or in resolutions of NiSource’s board of directors or a committee of the board.

The senior debt securities:

•	are direct senior unsecured obligations of NiSource; and

•	are equal in right of payment to any other unsecured and unsubordinated debt of NiSource.

The subordinated debt securities:

•	are direct subordinated unsecured obligations of NiSource; and

•	are subordinated to the prior payment in full of the senior debt securities of NiSource.

NiSource is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, NiSource depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Substantially all of NiSource’s consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to NiSource is subject to regulatory restrictions.

NiSource’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of NiSource itself as a creditor of a subsidiary may be recognized). Since this is true for NiSource, it is also true for the creditors of NiSource (including the holders of the debt securities).

If NiSource uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which NiSource will pay principal;

•	the right, if any, to extend the date or dates on which NiSource will pay principal;

•	the interest rates or the method of determining them and the date interest begins to accrue;

•	the interest payment dates and the regular record dates for any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of any extension;

•	the place or places where NiSource will pay principal and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•

the terms and conditions of any optional purchase or repayment, including the date after which, and the price or prices at which, holders may require NiSource to purchase, or a third party may require holders to sell, securities;

•	the terms and conditions of any mandatory or optional sinking fund redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•	whether bearer securities will be issued;

•	the denominations in which NiSource will issue securities;

•	the currency or currencies in which NiSource will pay principal and interest;

•	any index or indices used to determine the amount of payments;

•	the portion of principal payable on declaration of acceleration of maturity;

•	any additional events of default or covenants of NiSource applicable to the debt securities;

•

whether NiSource will pay additional amounts in respect of taxes and similar charges on debt securities held by a United States alien and whether NiSource may redeem those debt securities rather than pay additional amounts;

•

whether NiSource will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities;

•	the date or dates after which holders may convert the securities into shares of NiSource common stock or preferred stock and the terms for that conversion;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the securities consistent with the provisions of the applicable Indenture.

The Indentures do not give holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving NiSource. The Indentures also do not limit the ability of NiSource to incur indebtedness or to declare or pay dividends on its capital stock.

Conversion Rights

The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock of NiSource will be set forth in the applicable prospectus supplement.

Denomination, Registration and Transfer

NiSource may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, NiSource will issue registered debt securities in minimum denominations of $1,000 or any integral multiple thereof. (See Section 302.)

If NiSource issues the debt securities as registered securities, NiSource will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. NiSource will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them in a place of payment maintained for this purpose at the office or agency NiSource has appointed as securities registrar. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to NiSource and the securities registrar. No service charge will apply to any exchange or registration of transfer, but NiSource may require payment of any taxes and other governmental charges as described in the applicable Indenture. (See Section 305.)

If debt securities of any series are redeemed, NiSource will not be required to issue, register transfer of or exchange any debt securities of that series during the 15 business day period immediately preceding the day the relevant notice of redemption is given. That notice will identify the serial numbers of the debt securities being redeemed. After notice is given, NiSource will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, NiSource will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If NiSource defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date NiSource proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed and that the indenture trustee deems practicable.

(See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, NiSource will pay the principal of and any premium or interest on the debt securities when they are presented at the office of the indenture trustee, as paying agent. NiSource may change the place of payment of the debt securities, appoint one or more additional paying agents, and remove any paying agent.

Redemption

The applicable prospectus supplement will contain the specific terms on which NiSource may redeem a series of debt securities prior to its stated maturity. NiSource will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund.

(See Section 1104.)

On or before any redemption date, NiSource will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price and any accrued interest, if any, on the debt securities to be redeemed. (See Section 1105.)

If NiSource is redeeming less than all the debt securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Sections 1103 and 1106.)

Consolidation, Merger, Conveyance, Transfer or Lease

NiSource shall not consolidate with or merge into any other person or convey, transfer or lease substantially all of its assets or properties to any person unless:

•	that person is organized under the laws of the United States or any state thereof;

•	that person assumes NiSource’s obligations under the Indentures;

•

after giving effect to the transaction, NiSource is not in default under the Indentures and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing;

•	NiSource delivers to the indenture trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indentures.

(See Section 801.)

Limitation on Liens

As long as any debt securities remain outstanding, neither NiSource nor any subsidiary of NiSource, other than a utility, may issue, assume or guarantee any debt for money borrowed secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by NiSource or that subsidiary, except intercompany indebtedness, without also securing the debt securities (together with any other indebtedness of or guaranteed by NiSource or such subsidiary ranking equally with such debt securities) equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

The lien limitations do not apply to NiSource’s and any subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the applicable Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with NiSource or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary (other than a utility);

•

create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or its subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the applicable Indenture; and

•

create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indentures provide, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	NiSource defaults in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 60 days;

•

NiSource defaults in the payment of principal of or any premium on any debt security of that series when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•	NiSource defaults in the deposit of any sinking fund payment when due and the default continues for three business days;

•

NiSource defaults in the performance of or breaches any covenant or warranty in the applicable Indenture for 90 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•

NiSource defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by it or defaults under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness for money borrowed constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such indebtedness has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such indebtedness is not paid within 60 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource.

(See Section 501.)

If an Event of Default occurs with respect to debt securities of a particular series, the indenture trustee or the holders of 33% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the applicable Indenture, or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with any rule of law or the applicable Indenture, that expose the indenture trustee to personal liability or that are unduly prejudicial to other holders. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security.

(See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable, holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the declaration and its consequences: (1) before the indenture trustee has obtained a judgment or decree for money, (2) if all events of default (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, and (3) if NiSource has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•	the principal of, and premium, if any, or interest on any debt securities of that series which are due other than by reason of the declaration of acceleration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the applicable Indenture.

(See Section 502.)

Modification of Indentures

NiSource and the indenture trustee may modify or amend one or both of the Indentures, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource’s covenants or to surrender any right or power conferred on NiSource under the Indenture;

•	to add events of default;

•

to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not adversely affect the interest of the holders of debt securities of any series in any material respect);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding debt securities entitled to the benefit of the provision);

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not adversely affect the interest of the holders of debt securities of any series in any material respect); or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

Each Indenture provides that we and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States; and

•	modify these requirements or reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indentures, NiSource can terminate its obligations with respect to debt securities of all series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

NiSource may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable Indenture will cease to be of further effect and NiSource’s obligations will be satisfied and discharged with respect to that series (except as to NiSource’s obligations to pay all other amounts due under the applicable Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the expense of NiSource, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge.

(See Section 401.)

Governing Law

Each of the Indentures is, and the related senior debt securities and subordinated debt securities will be, governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

Prior to default, the indenture trustee will perform only those duties specifically set forth in the Indentures. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is the trustee under the Senior Indenture and the Subordinated Indenture, it may be required to resign as trustee under one of those Indentures if there is an event of default under an Indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

NiSource may issue warrants to purchase equity or debt securities. NiSource may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. NiSource will issue the warrants under warrant agreements to be entered into between NiSource and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, NiSource will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, NiSource will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NiSource may issue stock purchase contracts, including contracts obligating holders to purchase from NiSource, and for NiSource to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates (“Stock Purchase Contracts”). The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either NiSource’s debt securities or U.S. treasury securities, securing the holders’ obligations to purchase the shares of our common stock or preferred stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

As of October 28, 2022, we had 8,625,000 Series A Equity Units outstanding, which were initially issued in the form of Series A Corporate Units, each consisting of (i) a forward contract to purchase shares of NiSource’s common stock on December 1, 2023, subject to early settlement in certain situations, and (ii) a 10% undivided beneficial ownership interest in one share of Series C Preferred Stock.

BOOK-ENTRY ISSUANCE

Unless otherwise specified in the applicable prospectus supplement, NiSource will issue any debt securities offered under this prospectus as “global securities.” In addition, NiSource may issue other securities offered under this prospectus as global securities. We will describe the specific terms for issuing any security as a global security in the prospectus supplement relating to that security.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for any global securities. NiSource will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. NiSource will issue one or more fully registered global securities for each issue of securities, each in the aggregate principal, stated amount or number of shares of such issue, and will deposit the global securities with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of like type, tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to NiSource as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participant and not of DTC, NiSource or the indenture trustee, subject to any statutory or regulatory requirements. Payment of redemption proceeds, principal and any premium, interest or other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of a security. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights with respect to such beneficial owner’s interest in a global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global securities.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to NiSource or, with respect to a debt security, the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to the holders of record.

NiSource may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). NiSource understands, however, that under current industry practices, DTC would notify its participants of NiSource’s decision, but will only withdraw beneficial interests from the global securities at the request of each participant. In that event, certificates for the securities will be printed and delivered to the applicable participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to NiSource from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery or forward contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL OPINIONS

Baker & McKenzie LLP, Chicago, Illinois, will pass upon certain legal matters relating to the validity of the securities offered by this prospectus for us. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the trustee, if applicable, in connection with the issuance and sale of the securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus to the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$

NiSource Inc.

$  % Notes due 20

$  5.850% Notes due 2055

Prospectus Supplement

Joint Book-Running Managers

BMO Capital Markets

BNP PARIBAS

J.P. Morgan

PNC Capital Markets LLC

Scotiabank

US Bancorp

June    , 2025